Exhibit 10.18

EXECUTION VERSION

CANCELLATION AND TERMINATION AGREEMENT

This CANCELLATION AND TERMINATION AGREEMENT (the “Agreement”) is made and entered into and effective as of March 26, 2023 (the “Effective Date”), by and between MOBIX LABS, INC., a Delaware corporation (the “Company”) and [●] (“Participant”).

WITNESSETH:

WHEREAS, the Company and Participant previously entered into that certain Restricted Stock Unit Agreement, dated [●] (the “RSU Agreement”), pursuant to which Participant was granted restricted stock units with respect to [●] shares of the common stock of the Company (the “RSUs”) on the terms of and subject to the conditions set forth in the RSU Agreement and the Mobix Labs, Inc. 2022 Incentive Compensation Plan (the “Plan”) (capitalized terms used and not otherwise defined herein shall have the meanings provided in the RSU Agreement and Plan);

WHEREAS, the Company entered into that certain Business Combination Agreement, dated as of November 15, 2022 (together with the Schedules and Exhibits attached thereto, the “BCA”), with Chavant Capital Acquisition Corp., an exempted company incorporated under the Laws of the Cayman Islands (“SPAC”) and CLAY Merger Sub II, Inc., a Delaware corporation (“Merger Sub”) whereby Merger Sub is to be merged into the Company and, as a result, the Company will become a wholly owned subsidiary of SPAC (the “Transaction”);

WHEREAS, in connection with the execution of the BCA, the Company and the Participant entered into a Restricted Stock Unit Term Sheet, effective as of November 15, 2022, which amended certain vesting and other provisions of the RSU Agreement (the “Amendment” and together with the RSU Agreement, the “Amended RSU Agreement”);

WHEREAS, in connection with the execution of this Agreement, the Company and the Participant entered into an amended and restated employment agreement term sheet, which contemplates the future grant of restricted stock units of SPAC in the amounts and subject to the conditions set forth therein (the “Amended Employment Agreement Term Sheet”);

WHEREAS, as of the Effective Date, all of the RSUs are unvested;

WHEREAS, in a good faith effort to consummate the Transaction, and in consideration for continued services with the Company after the consummation of such Transaction, the Company and Participant each believe it to be in their best interests for the Participant to voluntarily surrender to the Company for cancellation all of the RSUs for no consideration; and

WHEREAS, the Company and Participant now desire to cancel and terminate the Amended RSU Agreement and the RSUs held by Participant and all of Participant's rights with respect to such RSUs, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.Participant represents and warrants to the Company that (i) the RSUs constitute all of the restricted stock units with respect to shares of the common stock of the Company held by, granted to or owned beneficially by Participant as of the Effective Date hereof, (ii) Participant is the sole owner and holder of the RSUs and has not assigned, transferred, sold, pledged, conveyed or otherwise disposed (or attempted any of the foregoing with respect to) the RSUs or any shares of common stock of the Company deliverable thereunder, and (iii) has the power and capacity to execute and deliver this agreement.

2.As of the Effective Date, all RSUs then held by Participant shall be cancelled and all of Participant's rights with respect to such RSUs, the Plan and the Amended RSU Agreement shall terminate in full for no consideration to Participant.

3.In exchange for the good and valuable consideration described in this Agreement, including the entry into the Amended Employment Agreement Term Sheet, the sufficiency of which is hereby acknowledged, Participant hereby releases and discharges fully and forever the Company from any and all present or future claims, demands, and causes of action which may relate to the RSUs.

4.The Company and Participant hereby expressly acknowledge and agree  that any future awards of restricted stock units of SPAC granted to Participant shall not contain any income tax gross-up provisions of any kind or for any reason, including, for the avoidance of doubt, any “gross-up” payments with respect to the vesting and settlement of such restricted stock units or any gross-ups or reimbursements related to any taxes that may be imposed by Section 4999 of the U.S. tax code.

5.This Agreement will be binding upon and inure to the benefit of the Company and the Participant and their respective successors, heirs, legal representatives and assigns. Participant’s signature below on this Agreement affirms that Participant has read and understands all provisions of this Agreement and agrees to comply with all terms hereof.

6.If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.This Agreement may not be changed except in a writing signed by the person(s) against whose interest such change shall operate.

8.This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law.

9.This Agreement may be executed in counterparts and all documents so executed shall constitute one agreement.

10.This Agreement, the Amended RSU Agreement and the Plan constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the RSUs. The parties have made no promises, agreements, conditions, or understandings relating to this subject matter, either orally or in writing, that are not included in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Cancellation and Termination Agreement to be executed and delivered on the date first written above.

MOBIX LABS, INC., a Delaware CORPORATION	PARTICIPANT:

By:
Name:	(Signature)
Title:

(Print Name)

(Address)

(Area Code and Telephone Number)